Exhibit 99.03

TINYPICTURES, INC.
UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF JUNE 30, 2009 AND 2008

CONTENTS

Unaudited Condensed Balance Sheets
Unaudited Condensed Statements of Operations
Unaudited Condensed Statements of Cash Flows
Notes to the Unaudited Condensed Financial Statements

TINYPICTURES, INC.
CONDENSED BALANCE SHEETS
 (Unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Current assets
Cash and cash equivalents	$218,688	$1,436,764
Accounts receivable	6,627	7,316
Prepaid and other current assets	27,000	5,000
Total current assets	252,315	1,449,080
Property and equipment, net	33,341	46,456
Other assets	-	163,916
Total assets	$285,656	$1,659,452

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,363	$155,513
Accrued expenses	20,758	25,243
Total liabilities	39,121	180,756

Stockholders' equity
Series A convertible preferred stock, $0.0001 par value per
share; 4,015,000 shares authorized: 4,015,000 shares issued
and outstanding at June 30, 2009 and December 31, 2008	402	402
Series B convertible preferred stock, $0.0001 par value per
share; 7,125,000 shares authorized: 6,931,738 shares issued
and outstanding at June 30, 2009 and December 31, 2008	693	693
Common stock, $0.0001 par value per share;
30,000,000 shares authorized: 1,716,133 shares issued and
outstanding at June 30, 2009 and December 31, 2008, respectively	1	1
Additional paid-in capital	11,223,710	11,231,217
Accumulated deficit	(10,978,271)	(9,753,617)
Total stockholders' equity	246,535	1,478,696
Total liabilities and stockholders' equity	$285,656	$1,659,452

See accompanying notes to the unaudited condensed financial statements.

TINYPICTURES, INC.
CONDENSED STATEMENTS OF OPERATIONS
 (Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Net revenues	$19,432	$1,139

Operating expenses:
Technology and development	609,489	582,804
Sales and marketing	339,438	925,159
General and administrative	297,276	660,598
Total operating expenses	1,246,203	2,168,561
Loss from operations	(1,226,771)	(2,167,422)
Interest expense	-	(189,291)
Interest and other income, net	2,117	18,946
Net loss	$(1,224,654)	$(2,337,767)

See accompanying notes to the unaudited condensed financial statements.

TINYPICTURES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
 (Unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(1,224,654)	$(2,337,767)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	(7,508)	3,142
Non-cash interest expense	-	15,678
Beneficial conversion feature on issued promissory notes	-	173,613
Depreciation and amortization	16,115	9,986
Changes in assets and liabilities:
Accounts receivable	689	(218)
Prepaid expenses and other current assets	(22,000)	9,324
Other Assets	163,916	(21,500)
Accounts payable	(137,149)	(25,547)
Accrued expenses	(4,485)	13,638
Net cash used in operating activities	(1,215,076)	(2,159,651)

Cash flows from investing activities:
Purchase of property and equipment	(3,000)	(33,457)
Net cash used in investing activities	(3,000)	(33,457)

Cash flows from financing activities:
Proceeds from convertible notes	-	250,000
Proceeds from the sale of convertible preferred stock	-	5,218,735
Net cash provided in financing activities	-	5,468,735

Net increase (decrease) in cash and cash equivalents	(1,218,076)	3,275,627
Cash and cash equivalents at beginning of year	1,436,764	83,922
Cash and cash equivalents at end of year	$218,688	$3,359,549

Supplemental disclosure of non-cash financing activities
Conversion of convertible promissory notes and accrued interest into convertible preferred stock	$-	$1,813,815

See accompanying notes to the unaudited condensed financial statements.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 1— Basis of Presentation

TinyPictures, Inc. (“TinyPictures” or the “Company”) was incorporated in the state of Delaware on August 9, 2005.  The Company develops applications that enable users to share videos and images to others across mobile networks and social networking platforms.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and, accordingly, do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  These interim financial statements are prepared on the same basis and should be read in conjunction with the audited financial statements and related notes included in TinyPicture’s financial statements for the year ended December 31, 2008. Interim results are not necessarily indicative of the results to be expected for the full year, and no representation is made thereto.

In the opinion of management, these financial statements include all adjustments necessary to state fairly the financial position and results of operations for each interim period shown. All such adjustments occur in the ordinary course of business and are of a normal, recurring nature.

Management has reviewed and evaluated material subsequent events from the balance sheet date of June 30, 2009, through the financial statements issue date of November 16, 2009.  All appropriate subsequent event disclosures have been made in the notes to our unaudited condensed financial statements.

The Company has incurred recurring operating losses and operating cash flow deficits and had an accumulated deficit at December 31, 2008 of approximately $9,750,000.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern without raising sufficient additional financing.  In response to the recurring losses, deficit operating cash flows and projected working capital deficit, the Company was acquired by Shutterfly, Inc. subsequent to year end as discussed in Note 8.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 2 - Recent Accounting Pronouncements

  Effective January 1, 2009, the Company adopted FSP 157-2, “Effective Date of FASB Statement No. 157” ("FSP 157-2"). FSP 157-2 delayed the effective date of SFAS 157 for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2009. These include goodwill and other non-amortizable intangible assets. The adoption of SFAS 157 to non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

Effective January 1, 2009, the Company adopted FAS No. 141R, “Business Combinations” (“FAS 141R”) which replaces FAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree. FAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. FAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The adoption did not have a material impact on the Company’s results of operations or financial condition.

Effective April 1, 2009, the FASB issued SFAS No. 165, “Subsequent Events” (SFAS 165). The standard modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The standard did not result in significant changes in the practice of subsequent event disclosures or the related accounting thereof, and therefore the adoption did not have any impact on the Company’s financial statements.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

In June 2009, the FASB issued SFAS No. 168, The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles. This standard replaces SFAS No. 162,   The Hierarchy of Generally Accepted Accounting Principles, and establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) will become the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009.  As the Codification was not intended to change or alter existing GAAP, it should not have any impact on the Company’s financial statements.

Note 3 – Fair Value Measurements

Effective January 1, 2008, the Company records its financial assets and liabilities at fair value in accordance with SFAS No. 157, “Fair Value Measurements” (“FAS 157”).  FAS 157 provides a framework for measuring fair value, clarifies the definition of fair value and expands disclosures regarding fair value measurements. FAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants at the reporting date. The standard establishes a three-tier hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

This hierarchy requires the Company to use observable market data, when available, and to minimize the use of unobservable inputs when determining inputs and determining fair value. As of June 30, 2009 and December 31, 2008, the Company does not have any financial assets or liabilities that require measurement at fair value.

Note 4 – Stock-Based Compensation

A summary of the Company’s stock option activity for the six months ended June 30, 2009 is as follows:

	Number of Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Use Life
December 31,2008	1,307,400	$0.19
Granted	-	-
Exercised	-	-
Cancelled	(492,900)	0.24
Outstanding at June 30, 2009	814,500	$0.16	7.92

Exerciseable at June 30, 2009	814,500	$0.16	7.92

  There were no option exercises during the six months ended June 30, 2009.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

  Effective with the adoption of SFAS 123(R) on January 1, 2006, the Company elected to use the Black-Scholes option pricing model to determine the weighted-average fair value of options granted. In accordance with SFAS 123(R), the Company recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

  The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The Company does not have a history of market prices of the common stock as it is not a public company, and as such volatility is estimated in accordance with Staff Accounting Bulletin No. 107 and 110 (“SAB 107 and 110”) using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method, as defined in SAB 107 and 110. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and expectation of paying no dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense recognized in the financial statements is based on awards that are ultimately expected to vest.

The calculated fair value of option grants was estimated using the Black-Scholes option pricing model with the following weighted average assumptions:

	Six Months Ended June 30,
	2009	2008
Expected dividend yield	-	-
Risk-free interest rate	4.68%	4.68%
Expected volatility	53%	53%
Expected life (in years)	6.25	6.25

The Company recorded an overall credit to stock-based compensation expense of $7,508 for the six months ended June 30, 2009 as a result of reversal adjustments due to cancellation of options for terminated employees.  The Company recorded stock-based compensation of approximately $3,142 for the six months ended June 30, 2008.  The expense was included in the condensed statements of operations in the following accounts:

	Six Months Ended June 30,
	2009	2008
Technology and development	$(6,534)	$1,261
Sales and marketing	(2,005)	848
General and administrative	1,031	1,033
Total stock based compensation	$(7,508)	$3,142

As of June 30, 2009, there was approximately $17,000 of unamortized stock-based compensation cost related to unvested stock options which is expected to be recognized over a weighted average period of 2.2 years.

NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 5 – Balance Sheet Components

Property and Equipment

	June 30, 2009	December 31, 2008
Computer and office equipment	$80,451	$80,450
Software	7,387	4,387
Furniture	6,029	6,029
Leasehold improvements	32,352	32,352
	126,219	123,218
Less: accumulated depreciation	(92,878)	(76,762)
Net property and equipment	$33,341	$46,456

Note 6 – Stockholders’ Equity

Series B Preferred Stock

  In February 2008, the Company issued 5,028,254 shares of Series B (“Series B”) preferred stock with gross proceeds of $5,250,000 and issuance costs of $31,265.  In addition, convertible notes plus accrued interest totaling $1,813,815 were converted into 1,903,484 shares of Series B preferred stock.  The Company also recognized a beneficial conversion feature upon the conversion of the promissory notes into Series B preferred stock.  The beneficial conversion feature is based on a conversion price equivalent to 90% of the purchase price paid per share for Series B preferred stock at the closing of the financing.  The fair value of the  beneficial conversion feature of $173,613 was recorded as a component of interest expense in February 2008.

Note 7 – Commitments

The Company leases its office facilities under a noncancelable lease agreement expiring in May 2010.  Rent expense related to the Company’s operating lease was approximately $54,000 for the six months ended June 30, 2009.  As of June 30, 2009, future minimum payments under non-cancelable leases through May 2010 is approximately $99,000.

Note 8 – Subsequent Events

On September 10, 2009, Shutterfly, Inc. ("Shutterfly") acquired all of the outstanding common shares and securities convertible into common shares of the Company.  The total aggregate purchase price in connection with the acquisition was $1.3 million which was comprised of $1.0 million in cash consideration and $0.3 million in assumed working capital deficit.  The Company also granted $1.3 million in contingent consideration in the form of performance-based restricted stock units to continuing employees.   Vesting of the performance-based restricted stock units is contingent on achieving certain performance milestones and continued employment.